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                                                                  EXHIBIT 4.2(b)
                                                                       1996 10-K



                                                            Waiver and Amendment
                                                     Re: Note Purchase Agreement


                              WAIVER AND AMENDMENT


                         Dated as of April 26, 1996 but
                       effective as of February 28, 1996


David L. Erdmann, President
Outlook Group Corp.
1180 American Drive
Neenah, Wisconsin 54956

  Reference is hereby made to that certain Note Purchase Agreement, dated as of June 16, 1994 (the "Note Purchase Agreement") between Outlook Graphics Corp. (n/k/a Outlook Group Corp.) (the "Company") and the undersigned Firstar Bank Milwaukee, N.A. and State of Wisconsin Investment Board (collectively referred to hereinafter as the "Lenders"), as amended on August 1, 1995 and January 26, 1996. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms by the Note Purchase Agreement, as amended.


Recitals

  The Company has requested that the Lenders waive certain defaults under the Note Purchase Agreement, as amended, which existed prior to the date of this Waiver and Amendment. The Lenders have agreed to do so on the condition that the Company comply with the terms and conditions set forth herein.

  1.   WAIVER   The Note Purchase Agreement, as amended, provides, under
Section 6.8(b), that the Company shall maintain at all times, a ratio of Funded Debt to Consolidated Total Capitalization for the period between June 1, 1995 and May 31, 1996 in the amount of not more than 0.54 to 1.00. The Company is currently in default under the Note Purchase Agreement, as amended. The Lenders hereby agree to waive the default under Section 6.8(b) of the Note Purchase Agreement, as amended, which existed as of February 28, 1996.

  The Note Purchase Agreement, as amended, also provides, under Section 6.8(c)(ii), that the Company shall maintain for the two most recently completed quarterly periods ending February 28, 1996, a Pretax Consolidated Net Income of $5,500,000. The Company is





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David L. Erdmann
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currently in default under Section 6.8(c)(ii) of the Note Purchase Agreement, as amended. The Lenders hereby agree to waive the default under Section 6.8(c)(ii) of the Note Purchase Agreement, as amended, which existed as of February 28, 1996.

  The Note Purchase Agreement, as amended, also provides, under Section 7.1(b), that the Company will not, and will not permit any Subsidiary to, create, incur, assume or become or remain liable with respect to any Indebtedness other than, with regard to the Company only, additional secured and unsecured Current Debt; provided, however, that during any twelve month period there shall have been a period of 30 consecutive days during which the Company's Current Debt for borrowed money, when added to its Funded Debt then outstanding, did not exceed the amount of Funded Debt permitted pursuant to subsection 6.8(b), and also provided that one of the Lenders is the Lender for such additional Current Debt. The Company is currently in default under Section 7.1(b) of the Note Purchase Agreement, as amended. The Lenders hereby agree to waive the default under Section 7.1(b) of the Note Purchase Agreement, as amended, which existed as of February 28, 1996.

  The Note Purchase Agreement, as amended, further provides, under Section 7.7(g), that the Company will not, and will not permit any Subsidiary to, make any investments in or loans, advances or extensions of credit to, any Person except receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries due within one year, but not in any case credit to customers intended to enable, or in fact used by, customers to finance their accounts receivable. The Company is currently in default under Section 7.7(g) of the Note Purchase Agreement, as amended, due to its transactions with its account debtor, Collect A Card, Inc. The Lenders hereby agree to waive the default under Section 7.7(g) of the Note Purchase Agreement, as amended, which existed as of February 28, 1996 on the condition that the Company not increase the amount of (i) the account receivable owing by Collect A Card, Inc. to the Company above $3,400,000; and (ii) its equity interest in Collect A Card, Inc. above $2,195.

  2. AMENDMENT

   Upon execution of this Waiver and Amendment, the Lenders and the Company hereby agree that the Note Purchase Agreement, as amended, shall be amended further as follows:

     (a) All references to the Note Purchase Agreement in the Note Purchase Agreement and the other documents and agreements relating thereto shall refer to the Note Purchase Agreement as previously amended and as amended hereby.

     (b) Section 6.2(a) of the Note Purchase Agreement shall be restated as follows:





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       6.2  Financial Statements.  Furnish to Lenders:

         (a) Monthly Statements. As soon as available and in any event within 30 days after the end of each month of each fiscal year, copies of:

                                        (i)      Consolidated and consolidating
                                                  balance sheets of the Company
                                                  and its Subsidiaries as of
                                                  the close of such month
                                                  setting forth in comparative
                                                  form the amount for the end
                                                  of the preceding fiscal year,

                                        (ii)     Consolidated and consolidating
                                                  statements of income and
                                                  retained earnings of the
                                                  Company and its Subsidiaries
                                                  for such monthly period,
                                                  setting forth in comparative
                                                  form the amount for the
                                                  corresponding period of the
                                                  preceding fiscal year, and

                                        (iii)    Consolidated statements of
                                                  cash flow of the Company and
                                                  its Subsidiaries for the
                                                  portion of the fiscal year
                                                  ending with such month,
                                                  setting forth in comparative
                                                  form the amount of the
                                                  corresponding period of the
                                                  preceding fiscal year,

                            all in reasonable detail and certified as complete and correct by a Responsible Officer;


         3. This Waiver and Amendment does not constitute a waiver or amendment of any term, condition or covenant in the Note Purchase Agreement, as amended, other than as specifically set forth above. Nothing contained in this Waiver and Amendment or in any other document, or any course of dealing with the Company, shall be construed to imply that there is any agreement by the Lenders to provide any waiver in the future. This Waiver and Amendment shall not release, discharge, or satisfy any present or future debts, obligations or liabilities of the Company to the Lenders or any mortgage, security interest, lien or other collateral or security for any of such debts, obligations or liabilities of the Company. Except as expressly provided herein, the Lenders reserve all rights and remedies under the Note Purchase Agreement, as amended, the Notes, and the collateral documents delivered in connection therewith and specifically identified in Section 5.1 of the Note Purchase Agreement,





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as amended, the Notes, and the collateral documents delivered in connection therewith and specifically identified in Section 5.1 of the Note Purchase Agreement, as amended, (the "Collateral Documents") and all such mortgages, security interests, liens and other collateral and security. THIS IS AN AMENDMENT AND NOT A NOVATION.

         4. The Company acknowledges and agrees that the obligations under the Note Purchase Agreement, as amended, and the Notes exist and are owing with no offset, defense or counterclaim assertable by the Company and that the Note Purchase Agreement, as amended, Notes and Collateral Documents are valid, binding and fully enforceable according to their respective terms.

         5. The Company shall be responsible for the payment of all fees and out-of-pocket disbursement incurred by the Lenders in connection with the administration and enforcement of this Waiver and Amendment, including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for the Lenders, whether or not any transaction contemplated by this Waiver and Amendment is consummated.

         6. The provisions of this Waiver and Amendment shall insure to the benefit of and be binding upon any successor to any of the parties hereto.

         7. All agreements, representations and warranties made herein shall survive the execution of this Waiver and Amendment, and the making of the loans under the Note Purchase Agreement, as amended.

         8. This Waiver and Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

         9. This waiver and Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.





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David L. Erdmann
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         If the foregoing is satisfactory to you, please sign and return the form of acceptance below.


                                                FIRSTAR BANK MILWAUKEE, N.A.


                                                By:/s/ Donald A. Morell
                                                   --------------------
                                                Donald A. Morell, Vice President



                                                STATE OF WISCONSIN INVESTMENT
                                                BOARD


                                                By:/s/ Robert L. Zobel
                                                   ---------------------
                                                   Robert L. Zobel, Investment
                                                   Director


                                                      Accepted and agreed to
                                                      this 30 day of April, 1996

                                                      OUTLOOK GROUP CORP.
                                                      (f/k/a Outlook Graphics
                                                      Corp.)


                                                      By:/s/ David L. Erdmann
                                                         --------------------
                                                         David L. Erdmann,
                                                         President





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David L. Erdmann
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                          ACKNOWLEDGMENT OF GUARANTORS


         The undersigned acknowledge and agree to all of the foregoing and agree that their Guarantee Agreements, each dated as of June 16, 1994, continue to guarantee the obligations of the Company to the Lenders as amended hereby and by any prior amendments.

         Dated as of April 30, 1996.


                                              OUTLOOK PACKAGING, INC.


                                              By:/s/ David L. Erdmann
                                                 -----------------------
                                                 David L. Erdmann, President



                                              OCONOMOWOC PACKAGING, INC.


                                              By:/s/ David L. Erdmann
                                                 -----------------------
                                                 David L. Erdmann, President



                                              OUTLOOK LABEL SYSTEMS, INC.


                                              By:/s/ David L. Erdmann
                                                 -----------------------
                                                 David L. Erdmann, President